EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CytRx Corporation
Los Angeles, California
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100947, 333-106629 and 333-133269) and Form S-8 (Nos.333-42259, 333-93816, 333-93818, 333-84657,333-68200, 333-91068, 333-93305, and 333-1213339) of CytRx Corporation of our reports dated April 2, 2007, relating to the consolidated financial statements and financial statement schedule and management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and ineffectiveness of the Corporation’s internal control over financial reporting due to material weaknesses appearing in this Form 10-K.
BDO Seidman, LLP
Los Angeles, California
April 2, 2007